Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2024 Equity Incentive Plan of Surge Components, Inc. of our report dated February 28, 2025 relating to the consolidated financial statements of Surge Components, Inc. included in its Annual Report on Form 10-K for the years ended November 30, 2024 and 2023 filed with the Securities and Exchange Commission.

/s/ Seligson & Giannattasio, CPAs PC
Seligson & Giannattasio, CPAs PC
White Plains, New York
May 29, 2025